                                                                    Exhibit 16.1
July l8, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of RBX Corporation's Form 8-K dated July 18, 2002, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP